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EXHIBIT 21.1

LIST OF SUBSIDIARIES

Apsylog, Inc. (California)
eXchangeBridge Inc. (Delaware)
Extricity Canada Corp. (Canada)
Extricity GmbH (Germany)
Extricity Holding BV (The Netherlands)
FPrint UK Limited. (UK)
Loran Network Management Limited (Barbados)
Loran Network Systems, LLC (Delaware and Barbados)
Loran Technologies, Inc. (Virginia)
Peregrine Bodha, Inc. (Calfornia)
Peregrine Federal Systems, Inc. (Illinois)
Peregrine Nova Scotia Co. (Nova Scotia)
Peregrine Ottawa Nova Scotia Company (Nova Scotia)
Peregrine Remedy Cayman Limited (Cayman Islands)
Peregrine Remedy, Inc. (Delaware)
Peregrine System AS (Norway)
Peregrine Systems A/S (Denmark)
Peregrine Systems AB (Sweden)
Peregrine Systems Australia Party Limited (Australia)
Peregrine Systems B.V. (The Netherlands)
Peregrine Systems de Mexico S de R.L. de C.V. (Mexico)
Peregrine Systems Development SA (France)
Peregrine Systems do Brazil Limitada (Brazil)
Peregrine Systems Global Limited (Ireland and Barbados)
Peregrine Systems GmbH (Germany)
Peregrine Systems GmbH (Switzerland)
Peregrine Systems KK (Japan)
Peregrine Systems Limited (Hong Kong)
Peregrine Systems Limited (United Kingdom)
Peregrine Systems Limited (Canada)
Peregrine Systems of Canada, Inc. (Canada)
Peregrine Systems Operations Limited (Ireland)
Peregrine Systems OY (Finland)
Peregrine Systems Private Limited (Singapore)
Peregrine Systems S.A. (France)
Peregrine Systems S.A. (Spain)
Peregrine Systems SPrl (Belgium)
Peregrine Systems Srl (Italy)
Remedy Argentina S.A. (Argentina)
Remedy do Brazil Ltda (Brazil)
Remedy GmbH (Germany)
Remedy HK, Limited (Hong Kong)
Remedy International Limited (UK)
Remedy Pte., Ltd (Singapore)
Remedy S.A.R.L. (France)
Remedy Software Ireland Limited (Ireland & United States)
Remedy UK Ltd. (UK)
Telco Research Corporation (Tennessee)
TSB Acquisition Corp (US)

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LIST OF SUBSIDIARIES